SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

VOCODIA HOLDINGS CORP

(Exact name of the registrant as specified in its charter)

Wyoming	001-41963	86-3519415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Congress Avenue, Suite #160, Boca Raton, Florida 33487

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (561) 484-5234

Not applicable

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common Stock	VHAI	Cboe BZX Exchange
Series A Warrants	VHAI+A	Cboe BZX Exchange
Series B Warrants	VHAI+B	Cboe BZX Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2024, Vocodia Holdings Corp (CBOE: VHAI) (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Alexander Capital, L.P., as the representative of the several underwriters named therein (the “Representative”) in connection with the Company’s initial public offering (the “Initial Public Offering”) of 1,400,000 Units (collectively, the “Units” or each, a “Unit”) at a price to the public of $4.2500 per Unit (the “Public Offering Price”), consisting of one share of common stock of the Company, par value $0.0001 (“Common Stock”), one Series A Warrant to purchase one share of Common Stock exercisable at an exercise price of $5.5250 (the “Series A Warrant”), and one Series B Warrant to purchase one share of Common Stock exercisable at an exercise price of $8.5000 (the “Series B Warrant”). In connection with the Initial Public Offering, the Company listed its Common Stock, the Series A Warrant and the Series B Warrant on the Cboe BZX Exchange, Inc. (the “CBOE”) effective as of February 22, 2024, and the Common Stock, the Series A Warrants and the Series B Warrants commenced trading on the CBOE effective as of February 22, 2024 under the symbols “VHAI,” “VHAI+A” and “VHAI+B, respectively.

Pursuant to the Underwriting Agreement, the Company granted the Representative a 45-day option to purchase up to an additional 210,000 shares of Common Stock and/or Series A Warrant and/or Series B Warrants, which may be purchased in any combination of Common Stock, Series A Warrant and Series B Warrants (collectively, the “Option Securities”), solely to cover over-allotments, if any, at the Public Offering Price less the underwriting discounts and commissions. On February 26, 2024, the Representative partially exercised its over-allotment option to purchase an additional 70,118 Series B Warrants for a total consideration of $8,764.75.

Additionally, the Company issued to the Representative 42,000 warrants exercisable at an exercise price of $5.10 to the Representative (the “Representative’s Warrant”).

The Initial Public Offering was made pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-269489) originally filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2023 (the “Registration Statement”) declared effective by the SEC on February 14, 2024 and the final prospectus filed February 23, 2024, relating to the Initial Public Offering (the “Prospectus”). The closing of the Initial Public Offering took place on February 26, 2024.

On February 26, 2024, the Company received Company received gross proceeds from the Initial Public Offering of approximately $5,558,764.75, before deducting the underwriting discounts and commissions and the estimated offering expenses (including the partial exercise of the Representative’s over-allotment option to purchase additional 70,118 Series B Warrants and excluding the Representative’s Warrants issued to the Representative in connection with the Initial Public Offering). Prior to February 29, 2024, the Company expects to receive an additional $400,000 in gross proceeds from the offering, less any variation in the Public Offering Price of the Units after February 26, 2024, and before underwriting discounts and commissions and estimated offering expenses payable by the Company.

As described in the Prospectus, the Company intends to use the net proceeds from this offering for acquisition of websites, technologies, or other assets, building an improved switch, for expanding product offering from other digital channels, sales and marketing, working capital and general other corporate purposes.

Pursuant to the Underwriting Agreement, the Company agreed to an 7.0% underwriting discount on the gross proceeds received by the Company for the Units in addition to reimbursement of certain expenses, made customary representations, warranties and covenants concerning the Company, and also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company, its officers and directors have agreed not to offer, sell, transfer or otherwise dispose of any shares of Common Stock, the Company’s common stock, or securities convertible into, or exercisable or exchangeable for, shares of Common Stock, during the 180-day period following the date of the Prospectus. The Underwriting Agreement contains customary agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 26, 2024, pursuant to the Underwriting Agreement, the Company executed and delivered to the Representative the Representative’s Warrant. Pursuant to the Representative’s Warrant, the Company provided the Representative with a warrant to purchase up to 42,000 shares of Common Stock, which may be exercised beginning on August 24, 2023 (the date that is 180 days from the commencement of sales of Common Stock pursuant to the Offering (the “Commencement Date”)) until February 26, 2029 (the date that is five years from the Commencement Date). The initial exercise price of the Representative’s Warrant is $5.10 per share, which is equal to 120% of the public offering price for the Units, and the Representative may not effect the disposition of such warrant from one year following the Commencement Date. In addition, the Representative’s Warrant contains “piggy-back” registration rights with respect to the shares underlying such warrant, and limits the number of shares issuable upon its exercise to 4.99%/9.99% of the outstanding shares of Common Stock, as applicable. The foregoing description of the Representative’s Warrant is not complete and is qualified in its entirety by reference to the full text of the Representative’s Warrant, a copy of which is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, certain holders of the Company’s outstanding convertible notes and warrants (the “Selling Shareholders”), as identified in the Registration Statement, have agreed to offer for resale up to an aggregate of 2,296,956 shares of Common Stock (the “Selling Shareholders Securities”) to the public (the “Selling Shareholders Offering”). After conversion of the convertible notes and warrants, as applicable, the Selling Shareholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Selling Shareholders Securities through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

The material terms of the Selling Shareholders Offering are described in the Prospectus. The Selling Shareholders Offering was conducted pursuant to the Registration Statement.

In connection with the Selling Shareholders Offering, the Company registered the Selling Shareholders Securities on behalf of the Selling Shareholders, to be offered and sold by them from time to time and will not receive any of the proceeds from the sale of the Selling Shareholders Securities by the Selling Shareholders. The Company has agreed to bear all of the expenses incurred in connection with the registration of the Selling Shareholders Shares, and the Selling Shareholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Selling Shareholders Securities.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 3.02 Unregistered Sale of Equity Securities.

The information required by this Item 3.02 is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the effectiveness of the Registration Statement, on February 14, 2024, Lourdes Felix, Randall Miles and Ned L. Siegel were automatically appointed members of the Company’s Board of Directors (the “Board”). Each of such directors will serve as a member of the Company’s Audit, Compensation and Nominating and Corporate Governance committees. Lourdes Felix will serve as Chair of the Audit Committee, Randall Miles will serve as Chair of the Nominating and Corporate Governance Committee and Ned L. Siegel will serve as Chair of the Compensation Committee. Each such director meets the requirements for independence under the listing standards of the CBOE and the SEC rules and regulations. None of such directors is party to any arrangement or understanding with any persons pursuant to which they were appointed as directors, nor party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 8.01 Other Events

The Company issued press releases announcing the pricing and closing of the Initial Public Offering on February 15, 2024 and February 21, 2024, respectively. Copies of the press releases are furnished herewith as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference herein. The information in this Item 8.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit
Number	Description of Document
1.1	Underwriting Agreement dated February 21, 2024, by and between Vocodia Holdings Corp., and Alexander Capital L.P., as Representative of the Underwriters
4.1	Representative’s Warrant
99.1	Press Release dated February 21, 2024
99.2	Press Release dated February 26, 2024
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

VOCODIA HOLDINGS CORP.

Date: February 26, 2024	By:	/s/ Brian Podolak
Brian Podolak
Chief Executive Officer

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